EX-99.906CERT

CERTIFICATION

Jonathan Ferrell, Chief Executive Officer, and Larry Cox, Chief Financial Officer of Rock Canyon Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Rock Canyon Funds

Rock Canyon Funds

/s/Jonathan Ferrell

/s/Larry Cox

Jonathan Ferrell

Larry Cox

Date: December 17, 2003

Date: December 17, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Rock Canyon Funds and will be retained by Rock Canyon Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.